Malone & Bailey, PC

Certified Public Accountants

June 23, 2005

US Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, NW
Washington, DC  20549

Dear Sirs:

We have read and agreed with the statements under Item 4.01 of Form 8-K report dated June 17, 2005 regarding our firm.

We have no basis to agree or disagree with any matter reported therein.


                                        Very truly yours,


                                        Malone & Bailey, PC


                                        /s/ Malone & Bailey, PC
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                                            Malone & Bailey, PC